FILED # C16914-03

Office Use Only:

JUL 16 2003

IN THE OFFICE OF DEAN HELLER SECRETARY OF STATE

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Articles of Incorporation

(PURSUANT TO NRS 78)

Important: Read attached instructions before completing

1. Name of Corporation

VAULT FINANCIAL SERVICES INC.

2. Resident Agent Name and Street Address: (Must be a Nevada address where process may be served)

NAME: P Gustwirth

PHYSICAL STREET ADDRESS: 2251 N. Rampart Blvd. #323 | CITY: Las Vegas | NEVADA | ZIP: NV

ADDITIONAL MAILING ADDRESS: | CITY: | STATE: | ZIP: 89128-7640

3. Shares: (No. of shares corporation authorized to issue)

Number of shares with par value: 1,000,000 | Par value: $ 0.001 | Number of shares without par value:

4. Names, Addresses, Number of Board of Directors/Trustees:

The First Board of Directors/Trustees shall consist of ____ members whose names and addresses are as follows:

1. NAME Paul Gustwirth
   STREET ADDRESS: 2251 N. Rampart Blvd. #323 | CITY: Las Vegas | STATE: NV | ZIP: 89128-7640
2. NAME
   STREET ADDRESS | CITY | STATE | ZIP
3. NAME
   STREET ADDRESS | CITY | STATE | ZIP
4. NAME
   STREET ADDRESS | CITY | STATE | ZIP

5. Purpose (Optional-See Instructions)

The purpose of this corporation shall be:
Any lawful business activites.

6. Other Matters: (See Instructions)

Number of additional pages.

7. Names, Addresses and Signatures of Incorporators: (If more than two incorporators, please attach additional pages)

P Gustwirth
NAME | Signature
STREET ADDRESS: 2251 N. Rampart Blvd. #323 | CITY: Las Vegas | STATE: NV | ZIP: 89128-7640

NAME | Signature
STREET ADDRESS | CITY | STATE | ZIP

8. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

Authorized Signature of R.A. or On Behalf of R.A. Company | Date: 7/3/03

This form must be accompanied by appropriate fees. See attached fee schedule.